Exhibit 10.14

COMCAST CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated, Effective January 1, 2005)

1.     Purpose.

        COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Employee Stock Purchase Plan (the "Plan"), effective January 1, 2005. The Plan is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of the Company and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Code.

2.     Definitions.

        (a)   "Account" means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

        (b)   "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Brokerage Account" means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

        (e)   "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board's determination shall be final and binding.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means the Compensation Committee of the Board.

        (h)   "Company" means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

        (i)    "Compensation" means an Eligible Employee's wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

        (j)    "Election Form" means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

        (k)   "Eligible Employee" means an Employee who is not an Ineligible Employee. Notwithstanding the foregoing to the contrary, solely for purposes of the Offering Period commencing on October 1, 2002, the term "Eligible Employee" means an Employee who was eligible to participate in this Plan immediately before October 1, 2002.

        (l)    "Eligible Employer" means the Company and any subsidiary of the Company, within the meaning of section 424(f) of the Code.

        (m)  "Employee" means a person who is an employee of a Participating Company.

        (n)   "Fair Market Value" means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

        (o)   "Five Percent Owner" means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

        (p)   "Ineligible Employee" means an Employee who, as of an Offering Commencement Date:

          (1)   is a Five Percent Owner;

          (2)   has been continuously employed by a Participating Company on a full-time basis for less than 90 days;

          (3)   has been continuously employed by a Participating Company on a part-time basis for less than one year; or

          (4)   is restricted from participating under Paragraph 3(b).

For purposes of this Paragraph 2(p), an Employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(p), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

        (q)   "Offering" means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

        (r)   "Offering Commencement Date" means the first day of each January 1, April 1, July 1 and October 1 beginning on or after Offerings are authorized by the Board or the Committee, until the Plan Termination Date, provided that the first Offering Commencement Date shall be on the Effective Date.

        (s)   "Offering Period" means the period extending from an Offering Commencement Date through the following Offering Termination Date.

        (t)    "Offering Termination Date" means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

        (u)   "Participant" means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

        (v)   "Participating Company" means, as provided in Schedule A to the Plan, the Eligible Employers, if any, that are approved by the Board or the Committee from time to time.

        (w)  "Payroll Deductions" means amounts withheld from a Participant's Compensation pursuant to the Plan, as described in Paragraph 5.

        (x)   "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

        (y)   "Plan" means the Comcast Corporation 2002 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

        (z)   "Plan Termination Date" means the earlier of:

          (1)   the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

          (2)   the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

        (aa) "Purchase Price" means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

        (bb) "Shares" means:

          (1)   except as otherwise provided in Paragraph 2(bb)(2), shares of Comcast Corporation Class A Common Stock, par value $0.01.

          (2)   for the Offering Period commencing on October 1, 2002, shares of Comcast Corporation Class A Special Common Stock, par value $0.01.

        (cc) "Successor-in-Interest" means the Participant's executor or administrator, or such other person or entity to whom the Participant's rights under the Plan shall have passed by will or the laws of descent and distribution.

        (dd) "Terminating Event" means any of the following events:

          (1)   the liquidation of the Company; or

          (2)   a Change of Control.

        (ee) "Third Party" means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company or an Affiliate of the Company.

        (ff)  "Termination Form" means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

3.     Eligibility and Participation.

        (a)    Eligibility.    Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

        (b)    Restrictions on Participation.    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:

          (1)   immediately after the purchase of Shares, such Employee would be a Five Percent Owner; or

          (2)   a purchase of Shares would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

        (c)    Commencement of Participation.    An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4.     Shares Per Offering.

        The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 8(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.     Payroll Deductions.

        (a)    Amount of Payroll Deductions.    On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 10 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $10,000. The rules established by the Committee regarding Payroll Deductions, as reflected on the Election Form, shall be consistent with section 423(b)(5) of the Code.

        (b)    Participants' Accounts.    All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant's Account under the Plan.

        (c)    Changes in Payroll Deductions.    A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.     Purchase of Shares.

        (a)    In General.    On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant's Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan shall be credited to the Participant's Brokerage Account as soon as practicable following the Offering Termination Date.

        (b)    Terminating Events.    The Company shall give Participants at least 30 days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

        (c)    Fractional Shares and Minimum Number of Shares.    Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares under the Plan shall be credited to the Participant's Account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

        (d)    Transferability of Rights to Purchase Shares.    No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant's lifetime other than by the Participant.

7.     Termination of Participation.

        (a)    Account.    Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants' Accounts during an Offering Period.

        (b)    Suspension of Participation.    A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. All amounts credited to such Participant's Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period shall not be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee.

        (c)    Termination of Employment.    Upon termination of a Participant's employment for any reason, all amounts credited to such Participant's Account shall be returned to the Participant, or, following the Participant's death, to the Participant's Successor-in-Interest.

8.     Interest.

        No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant's Account.

9.     Shares.

        (a)    Maximum Number of Shares; Adjustments.    Subject to adjustment as provided in this Paragraph 9, not more than 4,250,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan, including Offerings commenced since the Plan first became effective as the Comcast Corporation 2001 Employee Stock Purchase Plan. Shares delivered pursuant to the Plan may, at the Company's option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term "Shares" in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board's or the Committee's adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

        (b)    Participant's Interest in Shares.    A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant's Brokerage Account.

        (c)    Crediting of Shares to Brokerage Account.    Shares purchased under the Plan shall be credited to the Participant's Brokerage Account as soon as practicable following the Offering Termination Date.

        (d)    Restrictions on Purchase.    The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

10.   Expenses.

        The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.   Taxes.

        The Participating Companies shall have the right to withhold from each Participant's Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem necessary or appropriate to protect their interests.

12.   Plan and Contributions Not to Affect Employment.

        The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13.   Administration.

        The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14.   Amendment and Termination.

        The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

15.   Effective Date.

        The original effective date of the Plan was December 20, 2000. This amendment and restatement of the Plan is effective on January 1, 2005.

16.   Government and Other Regulations.

        (a)    In General.    The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

        (b)    Securities Law.    The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17.   Non-Alienation.

        No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant's Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18.   Notices.

        Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

    If to the Company:

    Comcast Corporation
    1500 Market Street
    Philadelphia, PA, 19102
    Fax: 215-981-7794
    Attention: General Counsel

    Or any other address provided pursuant to notice provided by the Committee.

    If to the Participant:

    At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19.   Successors.

        The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20.   Severability.

        If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21.   Acceptance.

        The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22.   Applicable Law.

        This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

        Executed as of the 1st day of January, 2005.

COMCAST CORPORATION
BY:

ATTEST:

SCHEDULE A

Participating Companies

Effective as of January 1, 2005

Comcast Business Communications Holdings, Inc. and its subsidiaries

Comcast Cable Communications Holdings, Inc. and its subsidiaries

Comcast Cable Communications, LLC, and its subsidiaries

Comcast Corporation

Comcast Holdings Corporation

Comcast Online Communications, Inc.

Comcast Shared Services Corporation

Comcast SportsNet West, Inc.

G4 Media, LLC

Home Team Sports Limited Partnership

International Channel

Outdoor Life Network, LLC

Philadelphia Sports Media, L.P.